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   Exhibit No. 99.2 - Certification of Chief Financial Officer pursuant to 18
 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley
                                  Act of 2002.

     The following certification is provided by the undersigned Chief Financial Officer of MAF Bancorp, Inc. on the basis of such officer's knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

                             As adopted pursuant to

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of MAF Bancorp, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on August 14, 2002, (the "Report"), I, Jerry
A. Weberling, Executive Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                 /s/  Jerry A. Weberling
                                                 -----------------------
                                                 Name: Jerry A. Weberling
                                                 Title: Executive Vice President
                                                  and Chief Financial Officer
                                                 Date: August 13, 2002